Exhibit 10.25

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of December 15, 2011, (the “Effective Date”) by and between Health Enhancement Products Inc. (the “Company”) and John Gorman (the “Employee”).

WITNESSETH:

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Employee by the Company.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.

Term of Employment.  The Company shall employ the Employee in the capacity set forth herein for a term of one (1) year, commencing on the Effective Date and ending on the first   anniversary of the Effective Date (such one year period as may be terminated earlier or extended as provided for herein to be referred to herein as the “Term”).  Beginning on the first anniversary date of the Effective Date and on each anniversary date of the Effective Date thereafter, the Term shall be automatically extended one additional year unless either party gives written notice to the other at least sixty (60) days prior to such anniversary of the Effective Date that the Term of this Agreement shall cease to be so extended.

2.

Duties of the Employee.   During the Term, the Employee shall serve as the Executive VP of Operations and shall devote his full time, attention, and effort to performing the customary duties and responsibilities of such office, including those duties and responsibilities assigned to him by the Chief Executive Officer (the “CEO”), from time to time.  The Employee agrees to use his best efforts to perform all duties and responsibilities that are required to fully and faithfully execute the offices and positions held by him.   The Employee shall be based in the metropolitan area of Phoenix, Arizona.

3.

Compensation.  As compensation for the services to be rendered by the Employee for and on behalf of the Company hereunder, the Employee shall be entitled to the following (collectively referred to hereinafter as “Total Compensation”):

(a)

Base Compensation. A base salary in an annual rate of Eighty Seven Thousand Dollars ($87,000.00) (as adjusted in accordance with the provisions of this Agreement, “Base Compensation”) will be paid to the Employee at such intervals as may be established by the Company for payment of its employees under its normal payroll practices. Base Compensation payments shall be subject to all applicable federal and state withholding, payroll and other taxes, and all applicable deductions for benefits as may be required by law or Employee’s authorization. The Base Compensation shall be reviewed periodically by the Compensation Committee of the Company’s board of directors (“Compensation Committee”) and may be increased from time to time as the Compensation Committee may deem appropriate in its reasonable discretion.

(b)

Bonus.  In addition to the Base Compensation, the Employee shall be eligible to receive one or more bonuses to be determined by the Compensation Committee, in its sole discretion based on performance criteria to be adopted by the Compensation Committee.

4.

Other Benefits.  In addition to the Total Compensation to be paid to the Employee as provided for herein, the Employee shall also be entitled to the following benefits:

(a)

Equity Compensation.  The Employee shall participate in any equity compensation that the BOD deems possible for the employees of the company.

(b)

Business Expenses.  The Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee in the performance of his duties, provided that the Employee provides adequate documentation required by law and by the policies and procedures of the Company, as adopted and amended from time to time.

(c)

Vacation. Employee will be entitled to 3 weeks annual leave at full salary for the period of leave.

(d)

Other Fringe Benefits.  Except as otherwise specifically provided to the contrary in this Agreement, the Employee shall be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company’s other officers, including, but not limited to, participation in various health, retirement, life insurance, disability insurance or other employee benefit plans or programs, subject to regular eligibility requirements with respect to each such benefit plans or programs, as well as other benefits or perquisites as may be approved by the Board; provided, however, that the Company shall not be required to provide a benefit under this subparagraph (d) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement.

5.

Confidential Information.  The Employee acknowledges that, during the course of his employment, he will have access to and will receive information which constitutes trade secrets, is of a confidential nature, is of great value to the Company and/or is a foundation on which the business of the Company is predicated.  With respect to all such Confidential Information (as defined hereafter), the Employee agrees, during the Term and thereafter, not to disclose such Confidential Information to any person other than an employee, counsel or advisor of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties hereunder nor to use such Confidential Information for any purpose other than the performance of his duties hereunder.  For purposes of this Agreement, “Confidential Information” shall include all data or material (regardless of form) with respect to the Company or any of its assets, prospects, business activities, officers, directors, employees, borrowers, or clients which is: (a) a trade secret, as defined by the Uniform Trade Secrets Act; (b) provided, disclosed, or delivered to the Employee by the Company, any officer, director, employee, agent, attorney, accountant, consultant, or other person or entity employed by the Company in any capacity, any client, borrower, advisor, or business associate of the Company, or any public authority having jurisdiction over the Company or any business activity conducted by the Company; or (c) produced, developed, obtained or prepared by or on behalf of the Employee or the Company (whether or not such information was developed in the performance of this Agreement).  Notwithstanding the foregoing, the term “Confidential Information” shall not include any information, data or material which, at the time of disclosure or use, was generally available to the public other than by a breach of this Agreement, was available to the party to whom disclosed on a non-confidential basis by disclosure or access provided by the Company or a third party without breaching any obligations of the Company or such third party, or was otherwise developed or obtained legally and independently by the person to whom disclosed without a breach of this Agreement.  The rights and obligations of the parties under this paragraph shall survive the expiration or termination of this Agreement for any reason.

6.

Proprietary Matters.  The Employee expressly agrees that any and all improvements, inventions, discoveries, processes, or know-how   that are generated or conceived by the Employee during the Term, whether conceived during the Employee’s regular working hours or otherwise, will be the sole and exclusive property of the Company.  Whenever requested by the Company (either during the Term or thereafter), the Employee will assign or execute any and all applications, assignments and/or other documents, and do all things which the Company reasonably deems necessary or appropriate, in order to permit the Company to: (a) assign and convey, or otherwise make available to the Company, the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes or know-how; or (b) apply for, obtain, maintain, enforce and defend patents, copyrights, trade names, or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes, or know-how.  However, the improvements, inventions, discoveries, processes, or know-how generated or conceived by the Employee and referred to in this paragraph (except those which may be included in the patents, copyrights, or registered trade names or trademarks of the Company) will not be exclusive property of the Company at any time after having been disclosed or revealed or have otherwise become available to the public or to a third party on a non-confidential basis other than by a breach of this Agreement, or after they have been independently developed or discussed without a breach of this Agreement by a third party who has no obligation to the Company.

7.

Non-Competition.   As part of the consideration for the compensation and benefits to be paid to the Employee hereunder, and in order to protect the Confidential Information, business goodwill and business opportunities of the Company, the Employee agrees that, during the Term, he will not, directly or indirectly,  engage in or become interested financially in, as a principal, employee, partner, contractor, shareholder, agent, manager, owner, advisor, lender, guarantor, officer, or director, any business (other than the Company) that is engaged in producing related end-use products making similar efficacy claims ; provided, however, that the Employee shall be entitled to invest in stocks, bonds, or other securities in any such business (without participating in such business) if: (a) such stocks, bonds, or other securities are listed on any United States securities exchange or are publicly traded in an over the counter market; and such investment does not exceed, in the case of any capital stock of any one issuer, five percent (5%) of the issued and outstanding capital stock, or in the case of bonds or other securities, five percent (5%) of the aggregate principal amount thereof issued and outstanding; or (b) such investment is completely passive and no control or influence over the management or policies of such business is exercised.

The parties to this Agreement agree that the limitations contained in this paragraph 7 with respect to time, geographical area, and scope of activity are reasonable.  However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this paragraph 7 is unenforceable, it is the intention of the parties that such restrictive covenants set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

8.

Non-Solicitation.  Employee agrees that he will not, at any time during the Term, or at any time within twelve (12) months after the termination of her employment, for his own account or benefit or for the account or benefit of any other person, firm or entity, directly or indirectly, solicit for employment or hire any employee of the Company (or any person who was an employee of the Company in the 90 day period prior to such solicitation) or induce any employee of the Company (or any person who was an employee of the Company in the 90 day period prior to such inducement) to terminate his employment with the Company.

9.

Injunctive Relief.  The Employee acknowledges and agrees that any violation of paragraph 7 or paragraph 8 of this Agreement would result in irreparable harm to the Company and, therefore, agrees that, in the event of an actual or threatened breach of paragraph 7 or paragraph 8 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from committing or continuing such actual or threatened breach.  The parties acknowledge and agree that the right to such injunctive relief shall be cumulative and shall not by in lieu of, or be construed of a waiver of the Company’s right to pursue, any other remedies to which it may be entitled in law or in equity.

10.

Termination of Employment.  The Employee’s employment by the Company may be terminated, without breach of this Agreement, in accordance with the provisions set forth below:

(a)

Death.  If the Employee dies during the Term and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligations to the Employee or his estate except that the Company shall pay to the Employee’s estate any unpaid portion of the Employee’s Base Compensation accrued through the date of the Employees death, and at the discretion of the Compensation Committee, a bonus, if any, additionally, a payment equal to the annual base salary of the Employee as then in effect plus an amount equal to the last bonus paid, plus the acceleration of all unvested equity awards.  All such payments to the Employee’s estate shall be made in the same manner and at the same time as the Employee’s Base Compensation would have been paid to him had he not died.

(b)

Disability.  The Company may terminate the Employee’s employment in the event of the Employee’s disability, which shall be defined in accordance with any disability policy maintained by the Company.  In the event the Company does not maintain a disability policy, it shall be defined as the inability of the Employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services required hereunder for a period of 120 consecutive days.  In the event of a termination pursuant to this paragraph 10(b), the Company shall be relieved of all of its obligations under this Agreement, except that the Company shall pay to the Employee or his estate in the event of his subsequent death, any unpaid portion of the Employee’s Base Compensation accrued through the date of the Employees death, and at the discretion of the Compensation Committee, a bonus, if any, additionally, a payment equal to the annual base salary of the Employee as then in effect plus an amount equal to the last bonus paid, plus the acceleration of all unvested equity awards.  All such payments to the Employee or his estate shall be made in the same manner and at the same time as his Base Compensation would have been paid to him had he not become disabled.

(c)

Termination by the Company for Cause.  The Company may terminate the Employee’s employment hereunder for Cause (defined hereafter), but only after: (a) giving the Employee written notice of the failure or conduct which the Company believes to constitute Cause; and (b) with respect to (i) through (iii) below, providing the Employee a reasonable opportunity, and in no event more than thirty (30) days, to cure such failure or conduct.  In the event the Employee does not cure the alleged failure or conduct within the time frame provided for such cure by the Company, the Company shall send him written notice specifying the effective date of termination.  The failure by the Company to set forth in the notice referenced in this paragraph 10(c) any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company to assert, or preclude the Company from asserting, such fact or circumstance in enforcing its rights hereunder.  For purposes of this Agreement, “Cause” shall mean:

(i)

The willful failure by the Employee to perform his duties in any material respect as required hereunder (other than any such failure resulting from Employee’s incapacity due to physical or mental illness or disability) or the commission by Employee of an act of willful misconduct in any material respect with respect to the Company; or

(ii)

The engaging by Employee in conduct which is demonstrably and materially injurious to the Company and/or its subsidiaries or affiliates; or

(iii)

The willful engaging, or failure to engage, by the Employee in conduct which is in material violation of any term of this Agreement or the terms of any of the Company’s written policies and procedures; or

(iv)

The Employee having been convicted of a felony or having been convicted of, or entered a plea of nolo contendere to, a crime involving deceit, fraud, perjury or embezzlement.

For purposes of this paragraph 10(c), no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s action or omission was in the best interest of the Company.

In the event of the Employee’s termination by the Company for Cause hereunder, the Employee shall be entitled to no severance or other termination benefits except for any unpaid portion of the Employee’s Base Compensation and Other Benefits accrued (as described in paragraphs 3 and 4 above) through the date of termination.

(d)

Termination by the Company Without Cause.  The Company may also terminate the Employee’s employment under this Agreement without Cause by providing at least thirty (30) days’ written notice of such termination to the Employee.  A termination of this Agreement by the Company without Cause shall entitle the Employee to Base Compensation and Other Benefits (as described in paragraphs 3 and 4 above) that the employee accrued through the date of termination plus an additional two months plus one week for each year of Employee’s service to the Company beyond the date of termination.

(e)

Termination by the Employee for Good Reason.  The Employee shall be entitled to terminate this Agreement and his employment with the Company at any time upon thirty (30) days written notice to the Company for “Good Reason” (defined hereafter).  For purposes of this Agreement, “Good Reason” shall mean:

(i)

The material breach by the Company of any of its obligations hereunder that goes uncured thirty (30) days after written notice by Employee to the Company to such effect; or

(ii)

A reduction in the Base Compensation payable to the Employee; or

(iii)

Any material diminution of Employee’s position with the Company including Employee’s status, office, title, responsibilities and reporting requirements; or

(iv)

The failure by the Company to continue in effect any compensation or benefit plan in which the Employee participates and which is material to the Employee’s total compensation unless an equitable arrangement has been made with respect to such plan

A termination of this Agreement by the Employee with Good Reason shall entitle the Employee to Base Compensation and Other Benefits (as described in paragraphs 3 and 4 above) that the employee accrued through the date of termination plus an additional thirty (30) days beyond the date of termination.

(f)

Termination by the Employee Without Good Reason.  The Employee may also terminate his employment under this Agreement without Good Reason by providing at least thirty (30) days’ written notice of such termination to the Company.  In such event, the Employee shall not be entitled to any further compensation other than any unpaid portion of the Employee’s Base Compensation and Other Benefits (as described in paragraphs 3 and 4 above) accrued through the date of termination.  At the Company’s option, the Company may pay to the Employee the Base Compensation and Other Benefits that the Employee would have received during such thirty (30) day period in lieu of requiring the Employee to remain in the employment of the Company for such thirty (30) day period.

(g)

Return of Confidential Information and Company Property.  Upon termination of the Employee’s employment for any reason, the Employee shall immediately return all Confidential Information and other Company property to the Company.

11.

Successors and Assigns.   The Company will require any successor (whether direct or indirect) to all or substantially all of the business and assets of the Company (“Successor”) of any corporation which becomes the ultimate parent corporation of the Company or any such Successor (the “Ultimate Parent”) to expressly assume and agree in writing satisfactory to the Employee to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place; provided, however, that express assumption shall not be required where this Agreement is assumed by operation of law.  After the death or disability of the Employee, all his rights hereunder shall inure to the benefit of, and be enforceable by, his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.  Except as otherwise provided herein, the Employee’s rights and obligations may not be assigned without the prior written consent of the Company.

12.

Governing Law.  It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Arizona.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Arizona and the federal courts of the United States of America located in Arizona, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect to such dispute or proceeding may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified above by the mailing of a copy thereof in the manner specified by the provisions of paragraph 15 below.

13.

Notice.   All notices required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon delivery, if delivered in person; (ii) upon delivery to Federal Express or other similar courier service, marked for next day delivery, addressed as set forth below; (iii) upon deposit in United States Mail if sent by registered or certified mail, return receipt requested, addressed as set forth below; or (iv) upon being sent by facsimile transmission, provided an original is mailed the same day by registered or certified mail, return receipt requested:

If to the Company:

Health Enhancement Products

7740 East Evans Rd.

Scottsdale, AZ. 85260

Attn:  Executive Vice President

If to the Employee:

John Gorman

6774 E Gelding Dr

Scottsdale, Az  85260

14.

Severability.   The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

15.

Entire Agreement.   This Agreement contains the entire agreement and understanding by and between the Company and the Employee with respect to the employment of the Employee, and no representations, promises, agreements, or understandings, written or oral, not contained or referenced herein shall be of any force or effect.  No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced.  No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

16.

Modification.

No amendment, alteration or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

17.

Paragraph Headings.

 The paragraph headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

18.

Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

19.

Release of Claims. In consideration for the benefits conferred upon Employee under the terms of this Employment Agreement, Employee has simultaneously with the execution of this Agreement executed and delivered an Agreement and Release of even date herewith.  In addition, no payments shall be made to Employee unless and until Employee shall sign and deliver to the Company an agreement in a form reasonably satisfactory to the Company pursuant to which Employee agrees to release all claims he may have against the Company, other than (i) claims with respect to the reimbursement of business expenses or with respect to benefits which are in each case to continue in effect after termination or expiration of this Agreement in accordance with the terms of this Agreement, (ii) claims he may have as a holder of options to acquire equity securities of the Company (which shall be governed by the documents by which Employee was granted such options) and (iii) claims he may have as a stockholder of the Company.

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IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the day and year first above written.

Board Of Directors

“EMPLOYEE”

Health Enhancement Products INC.

By: /s/ Steve Warner

/s/ John Gorman

Name: Stephen Warner

John Gorman

Title:  Chairman of the Board